Exhibit 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

The undersigned, the Chief Financial Officer of Pharmaceutical Formulations, Inc., hereby certifies that Pharmaceutical Formulations, Inc.’s Form 10-Q for the Quarter Ended March 29, 2003 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78 (o)(d)) and that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of Pharmaceutical Formulations, Inc.

Dated: May 12, 2003

/s/ Walter Kreil
Walter Kreil, Chief Financial Officer